Exhibit 10.76

FOURTH AMENDMENT TO LEASE

The Fourth Amendment to Lease is made this 31st day of March, 2005 by and between PMP Whitemarsh Associates, a Pennsylvania Limited Partnership (hereinafter referred to as “Landlord”), and Lithium Technology Corporation (hereinafter referred to as “Tenant”).

WHEREAS, the Landlord and Hope Technologies, Inc. did enter into a Lease Agreement and Addendum hereinafter referred to as the “Lease” dated July 22, 1994, for the use and occupancy of certain remises known as 5115 Campus Drive, Plymouth Meeting, Pennsylvania (hereinafter referred to as the “Premises”); and

WHEREAS, Lithium Technology Corporation did become the successor to Hope Technologies, Inc.; and

WHEREAS, Lithium Technology Corporation has agreed to the terms of the Lease and Addendum referenced above; and

WHEREAS, Landlord and Tenant have by letter agreements, dated May 4, 1999, September 14, 1999, February 3, 2000 and December 22, 2000 extended the term of the Lease Agreement; and

WHEREAS, Landlord and Tenant did enter into a First Amendment to Lease dated March 19, 2001; and

WHEREAS, Landlord and Tenant did enter into a Second Amendment to Lease dated March 21, 2003; and

WHEREAS, Landlord and Tenant did enter into a Third Amendment to Lease dated March 16, 2004; and

WHEREAS, that Third Amendment to the Lease will terminate on March 31, 2005; and

WHEREAS, Tenant has advised Landlord that it wishes to renew the lease for only a one (1) year period; and

WHEREAS, the Landlord is willing to grant such renewal; and

WHEREAS, Landlord and Tenant do hereby intent to amend and modify the Lease Agreement and Addendum;

NOW, THEREFORE, in consideration of the mutual covenants, conditions, understandings, agreements, representations and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto, with the intent to being legally bound hereby agree as follows:

1. TERM.

The term of the lease shall be extended for a period of one (1) year commencing on April 1, 2005 and ending on March 31, 2006. The minimum annual rent, which will increase during this renewal shall be as follows in paragraph 2.

2. RENT.

The minimum amount of rent for the premises shall be:

			Base Month	Base Annual
a.	1st Year	$12.50 per square foot	$12,750.000	$153,000.00

3. TAXES.

Tenant shall on a monthly basis pay to Landlord in addition to rent and any additional rent required by the terms of the Lease and Amendments thereto, a payment of 1/12 of the annual taxes (state, county and municipality) due on the premises. Landlord will escrow these payments until payment of the taxes is due.

4. OPTION.

The Landlord and the Tenant agree that there shall be no option to extend the term of the Lease as set forth in paragraph 1 above, unless it is extended in writing by mutual agreement of the parties.

5. RENT PAYMENT AND NOTICES.

Wherever in the Lease Agreement, Addendum or any Amendments thereto, reference is made to Tenant, such reference shall be to the present Tenant, Lithium Technology Corporation. Further, whenever in the Lease Agreement or any Amendments thereto, it shall be required or permitted that notice or demand is given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served or forwarded by Certified Mail, return receipt requested, postage prepaid or by a nationally recognized overnight courier system and addressed as follows:

To Landlord:	With a copy to:

PMP Whitemarsh Associates	Patrick G. Murphy, Esq.
P.O. Box 797	Kelley & Murphy
Gwynedd Valley, PA 19437-0797	Suite 160, 925 Harvest Drive
Attn: Charles F. Murphy	Blue Bell, PA 19422
To Tenant:

Lithium Technology Corporation
5115 Campus Drive
Plymouth Meeting, PA
Attn: Daniel Swankoski

6. EXECUTION OF DOCUMENT.

Tenant agrees that should it be acquired or merged into another business that it will cause to be executed, any documents which Landlord reasonably requires to confirm the Lease Agreement and any Amendment thereto.

7. RATIFICATION OF LEASE AGREEMENT.

Except as expressly amended herein, all terms and conditions in the Lease, as amended, shall remain in full force and effect including, without limitation, Lessee obligations to make the required payments of additional rent as set out in the Lease and Addendum between the parties without change or modification and all such terms of the Lease Agreement, Addendum or Amendments thereto, are hereby ratified and confirmed.

“LANDLORD”		“TENANT”

PMP WHITEMARSH ASSOCIATES		LITHIUM TECHNOLOGY CORPORATION

By:	/s/ Charles F. Murphy	By:	/s/ John J. McGovern
	Charles F. Murphy		John J. McGovern
Chief Financial Officer

Witness:		Attest:

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